UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 7.01:          Regulation FD Disclosure

On January 26, 2015, New York Community Bancorp, Inc. (the “Company”) announced that its Board of Directors declared a $0.25 per share quarterly cash dividend, payable on February 20, 2015 to shareholders of record at the close of business on February 9, 2015.

The Company also announced that, due to the severe winter storm expected to impact the Metro New York region, it has delayed by one day the issuance of its fourth quarter 2014 earnings release and its post-earnings release conference call, to Thursday, January 29th.

The announcements were included in a press release issued by the Company on January 26, 2015, which press release is incorporated into this Item 7.01 by reference to Exhibit 99.1.

ITEM 9.01.          Financial Statements and Exhibits

(d)

Attached as Exhibit 99.1 is the press release issued by the Company on January 26, 2015, announcing the declaration of a quarterly cash dividend and the delay of the issuance of its earnings release and post-earnings release conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2015	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President
and Director, Investor Relations